Exhibit 10.1

Memorandum of intent (the “Memorandum of Intent”) dated August 25, 2010 between PhytoMedical Technologies, Inc., a Nevada corporation (the "Prospective Purchaser"), and Standard Gold Corp., a Nevada corporation (the “Company”).  The Prospective Purchaser and the Company are sometimes herein collectively referred to as the “Parties” and individually as a “Party.”

            This Memorandum of Intent is intended to summarize the principal terms of a proposal being considered by the Prospective Purchaser and the Company pursuant to which the Prospective Purchaser will acquire all of the outstanding Shares (as defined below) of the Company (the “Prospective Acquisition”).

            This Memorandum of Intent reflects only the status of the discussions to date between the Prospective Purchaser and the Company. The obligations of the Parties hereto to consummate the Prospective Acquisition are subject to the negotiation and execution of the Definitive Agreement as defined below, among other things.  Accordingly, this Memorandum of Intent is intended solely as a basis for further discussion and is not intended to be and does not constitute a legally binding agreement; provided, however, that the provisions set forth in Sections 6, 7, 8, 9, 11, 12, 13 and 14 below and this paragraph shall be binding upon the Parties.  This Memorandum of Intent shall not confer on any person or entity, other than the Parties hereto, any rights or remedies, and shall be superseded in its entirety upon execution of the Definitive Agreement by the terms and conditions of such Definitive Agreement as referred to in this Memorandum of Intent.

            Based upon the information currently known to the Prospective Purchaser and the Company, it is proposed that the Definitive Agreement provide for the following terms:

            1.           Purchase of Stock.

            At the closing (the “Closing”), subject to the satisfaction of all conditions precedent contained in the Definitive Agreement, the Prospective Purchaser will acquire all of the issued and outstanding capital stock of the Company, on a fully diluted basis, free and clear of any liens, charges, restrictions or encumbrances thereon (collectively, the “Shares”) through, but not necessarily limited to, either a merger between the Prospective Purchaser or one of its subsidiaries and the Company or through a share exchange transaction between the Prospective Purchaser and each of the shareholders of the Company (collectively, the “Acquisition Format”); the Acquisition Format, to the extent possible, shall be structured to ensure that the Prospective Acquisition qualifies as a tax-free reorganization.

            2.           Purchase Consideration.

            The purchase price for the Shares will consist of 607,539,940 shares of the Prospective Purchaser’s common stock (the “Purchase Consideration”).  It is understood and agreed that pending the Closing the Prospective Purchaser will seek, through the direct registered offering of additional equity securities, a maximum aggregate amount of $2,000,000 (the “Financing”).

 The terms of the Financing entail the issuance of up to 200,000,000 units, each consisting of (i) shares of common stock of the Prospective Purchaser at a purchase price of $0.01 per Unit and (ii) warrants to purchase the Prospective Purchaser’s common stock at an exercise price of $0.03 or such other terms and conditions as the Prospective Purchaser may determine.

            3.           Definitive Agreement.

            The Prospective Purchaser and the Company hereby agree to use reasonable diligence to commence good faith negotiations in order to execute and deliver a definitive stock purchase or Acquisition Format agreement relating to the Prospective Acquisition (the “Definitive Agreement”).  All terms and conditions concerning the Prospective Acquisition shall be stated in the Definitive Agreement (or agreements to be entered into pursuant to the Definitive Agreement), including without limitation, representations, warranties, covenants, lock-up/leak-out, holdback provisions and indemnities that are usual and customary in a transaction of this nature as such may be mutually agreed upon between the Parties.

            4.           Representations and Warranties.

            The Definitive Agreement will contain, in addition to such terms and conditions as the Parties thereto may agree to, such representations and warranties as are customary to transactions of this type, including without limitation, representations and warranties by each of the Company and the Prospective Purchaser as to (a) the accuracy and completeness of its audited financial statements for the period from inception to June 30, 2010 and current interim financial statements; (b) disclosure of all its material contracts, commitments and liabilities, direct or contingent; (c) the physical condition, suitability, ownership and absence of liens, claims and other adverse interests with respect to its assets; (d) the absence of liabilities, other than as set forth in its current balance sheet, and liabilities incurred in the ordinary course of business since that date; (e) the absence of a material adverse change in its condition (financial or otherwise), business, properties, or assets; (f) the absence of pending or threatened litigation, claims, investigations or other matters affecting the Prospective Acquisition; (g) its compliance with laws and regulations applicable to its business and obtaining all licenses and permits required for its business; and (h) its due incorporation, organization, valid existence, good standing and capitalization. For purposes hereof, the term “material” as it relates to the Company’s or the Prospective Purchaser’s contracts in clause (b) above, refers to (i) any contract requiring the Company or the Prospective Purchaser, as the case may be, to expend over the course of a twelve month period in excess of $100,000, (ii) any contract that cannot be terminated on less than 10 days notice without the Company or the Prospective Purchaser, as the case may be, incurring penalties or liabilities thereunder in excess of $25,000, or (iii) any contract with an affiliate of the Company or the Prospective Purchaser, as the case may be.

            5.           Conditions to Consummation of the Prospective Acquisition.

            (a) The obligation of the Prospective Purchaser with respect to the Prospective Acquisition shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation, (i) receipt and approval by the Prospective Purchaser of the Company's audited financial statements for the period from inception through June 30, 2010

(collectively, the “Financial Statements”); (ii) execution of the Definitive Agreement by all Parties; (iii) the obtaining of all requisite regulatory, administrative, governmental or third party authorizations and consents; (iv) absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company; (v) absence of pending or threatened litigation, claims, investigations or other matters affecting the Company or the Prospective Acquisition; (vi) satisfactory completion by the Prospective Purchaser of a due diligence investigation of the Company; (vii) confirmation that the representations and warranties of the Company are true and accurate in all respects;  (viii) requisite approval of the Board of Directors of the Company and of the Prospective Purchaser, the approval of the shareholders of the Company to consummate the Proposed Transaction; (ix) the consummation of the Financing; (x) appropriate representation and certification, as may be required by the Prospective Purchaser, by each the shareholders of the Company to the effect that such shareholder is an “accredited investor” as such term is defined in Regulation D as promulgated under Securities Act of 1933, as amended; and (xi) to the extent deemed necessary by the Prospective Purchaser, the exercise or conversion of any warrants, options, rights, convertible securities, or any other derivative securities, if any, of the Company convertible into or exercisable for shares of the Company’s common stock, into shares of the Company’s common stock. The foregoing is not intended to be a complete list of the conditions to completing the Prospective Acquisition, which the Parties hereto may negotiate and incorporate into the Definitive Agreement.

            (b)        The obligation of the Company with respect to the Prospective Acquisition shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation, (i) execution of the Definitive Agreement by all Parties; (ii) the Prospective Purchaser obtaining all requisite regulatory, administrative, governmental or third party authorizations and consents; (iii) absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Prospective Purchaser; (iv) absence of pending or threatened litigation, claims, investigations or other matters affecting the Prospective Purchaser or the Prospective Acquisition; (v) satisfactory completion by the Company of a due diligence investigation of the Prospective Purchaser; (vi) confirmation that the representations and warranties of the Prospective Purchaser are true and accurate in all respects; (vii) requisite approval of the Board of Directors of the Company and the Prospective Purchaser, the approval of the shareholders of the Company to consummate the Prospective Acquisition; and (viii) the consummation of the Financing. The foregoing is not intended to be a complete list of the conditions to completing the Prospective Acquisition which the Parties hereto may negotiate and incorporate into the Definitive Agreement.

            6.           Access to Company.

            The Company will give the Prospective Purchaser, its legal, accounting and scientific advisors full access to any personnel and all properties, documents, contracts, books, records and operations of the Company relating to its business. The Company will furnish the Prospective Purchaser with copies of documents and with such other information as the Prospective Purchaser may reasonably request.

7.           No Other Offers.

            The Company acknowledges that the Prospective Purchaser will incur significant expense in connection with its due diligence review and preparation and negotiation of the Definitive Agreement.  As a result, upon execution of this Memorandum of Intent, the Company shall terminate any existing discussions or negotiations with, and shall cease to provide information to or otherwise cooperate with, any party other than the Prospective Purchaser and its representatives with respect to any Prospective Acquisition Transaction (as defined below).  In addition, from and after the date hereof until the Termination Date, none of the Company nor any of its shareholders, subsidiaries or affiliates, or any of their respective officers, directors, employees, members, managers, representatives or agents, will directly or indirectly encourage, solicit, initiate, have or continue any discussions or negotiations with or participate in any discussions or negotiations with or provide any information to or otherwise cooperate in any other way with, or enter into any agreement, memorandum of intent or agreement in principle with, or facilitate or encourage any effort or attempt by any corporation, partnership, company, person or other entity or group (other than the Prospective Purchaser and its shareholders, subsidiaries or affiliates, or any of their respective officers, directors, employees, members, managers, representatives or agents) concerning any Acquisition Format, joint venture, recapitalization, reorganization, sale of substantial assets, sale of any shares of capital stock, investment or similar transaction involving the Company or any subsidiary or division of the Company (each, a “Prospective Acquisition Transaction”).  The Company shall notify the Prospective Purchaser promptly of any inquiries, proposals or offers made by third parties to the Company or any of its shareholders, subsidiaries or affiliates, or any of their respective officers, directors, employees, members, managers, representatives or agents with respect to a Prospective Acquisition Transaction and furnish the Prospective Purchaser the terms thereof (including, without limitation, the type of consideration offered and the identity of the third party).  The Company shall deal exclusively with the Prospective Purchaser with respect to any possible Prospective Acquisition Transaction and the Prospective Purchaser shall have the right to match the terms of any proposed transactions in lieu of such third parties.

            8.           Conduct of Business.

             Each of the Company and the Prospective Purchaser shall use its best efforts to preserve intact its business organization and employees and other business relationships; shall continue to operate in the ordinary course of business and maintain its books, records and accounts in accordance with Generally Accepted Accounting Principles and consistent with past practice; shall use its reasonable best efforts to maintain, except as contemplated by Sections 2 and 5 of this Memorandum of Intent, its current financial condition, including working capital levels; shall not incur any indebtedness except as required to pay ongoing operating expenses, expenses related to this Memorandum of Intent, the Bridge Loan (as defined below), the Prospective Acquisition or in the ordinary course of such Party’s business; shall not declare or make any dividend or stock distributions; and shall not make any payments to employees outside the ordinary course of business and consistent with past practices.

            9.           Expenses.

            Each of the Parties shall pay its respective expenses incident to this Memorandum of Intent, the Definitive Agreement and consummation of the transactions contemplated hereby and thereby.

            10.       Brokerage, Finders and Other Fees.

            The Definitive Agreement shall provide, that neither the Prospective Purchaser nor the Company has incurred or is otherwise liable for any the brokerage or finder's fee payable in connection with the Prospective Acquisition.

            11.         Confidentiality.

                        (a)        “Confidential Information,” as used herein, shall mean all information and material (whether written or oral) disclosed by one Party hereto (the “Disclosing Party”) or its directors, officers, employees, independent contractors, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or potential sources of financing (collectively, “Representatives”) to the other Party hereto (the “Receiving Party”) or its Representatives, which concern the business of the Disclosing Party and which is proprietary to Disclosing Party, and is marked or otherwise identified as “Confidential,” “Proprietary,” “Sensitive” or in another manner indicating its confidential and/or proprietary nature, or by the nature of the circumstances surrounding the disclosure or receipt of the information or material should be treated as Confidential Information. The term Confidential Information includes all such information or material which Receiving Party may obtain knowledge of through or as a result of the relationship established hereunder with Disclosing Party, access to Disclosing Party’s premises or communications with Disclosing Party’s Representatives. The term Confidential Information also includes all notes, analyses, extracts, compilations, studies, interpretations or other materials prepared by Receiving Party to the extent they contain or reflect Disclosing Party’s Confidential Information.

                        (b)        Confidential Information shall not include information or material that (i) is now or later becomes generally known to the public (other than as result of a breach of this Memorandum of Intent); (ii) is independently developed by Receiving Party without use of or access to Disclosing Party’s Confidential Information; (iii) Receiving Party lawfully obtains from any third party who has lawfully obtained such information; (iv) is later published or generally disclosed to the public by Disclosing Party; (v) at the time of its disclosure to Receiving Party, (A) is already known to Receiving Party and, to the best knowledge of Receiving Party, is not subject to any confidentiality obligations and the disclosure thereof to Receiving Party has not breached any confidentiality obligations, or (B) is available on a non-confidential basis to Receiving Party; (vi) is approved for release by prior written authorization of Disclosing Party; or (vii) is required to be disclosed pursuant to any applicable statute, law, rule or regulation of any governmental authority or pursuant to any order of any court of competent jurisdiction, provided that Receiving Party shall advise Disclosing Party of the request for disclosure in sufficient time to apply for such legal protection as may be available with respect to the confidentiality of the Confidential Information. Receiving Party shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials.

                        (c)        Receiving Party shall use all Confidential Information solely for the limited purpose(s) of assessing the merits of its proceeding with the Prospective Acquisition (the “Purpose”) and shall hold in confidence and not disclose such Confidential Information in any manner to, or permit the use thereof by any person or persons other than Receiving Party’s Representatives who have a legitimate need to know or to have access to such Confidential Information and who are first informed by Receiving Party of the confidential nature of the Confidential Information and agree to maintain the confidentiality of such Confidential Information. Receiving Party will cause its Representatives to observe the terms of this Memorandum of Intent, and will be responsible for any breach of this Memorandum of Intent by any of its Representatives. Receiving Party covenants that it will use such degree of care as is reasonable and necessary to protect and safeguard the confidentiality of Disclosing Party’s Confidential Information and represents that such degree of care is reasonably designed to protect the confidentiality of proprietary and confidential information. Except as otherwise expressly permitted under this Memorandum of Intent, Receiving Party shall not use or disclose to others, or permit the use or disclosure of, any Confidential Information of Disclosing Party, and shall not take advantage of any corporate opportunity of Disclosing Party disclosed to Receiving Party under this Memorandum of Intent. Receiving Party agrees to advise Disclosing Party promptly in writing upon the occurrence of any unauthorized disclosure, misappropriation or misuse of any Confidential Information or other breach of this Memorandum of Intent of which Receiving Party may become aware and that any such breach does not relieve Receiving Party of any of its obligations hereunder. Except to the extent required by law, no Party hereto shall disclose the existence or subject matter of the discussions or business relationship contemplated by this Memorandum of Intent, the existence of this Memorandum of Intent or the identity of the Parties hereto.

                        (d)       Receiving Party shall not copy (except as reasonably required for the Purpose), alter, modify, disassemble, reverse engineer or decompile any Confidential Information without the prior written consent of Disclosing Party.

                                (e)        If either Party determines not to proceed with the Prospective Acquisition, then such Party will promptly inform the other Party of that decision and, in that case, or at any time upon the request of Disclosing Party or any of its Representatives, Receiving Party will, at the election of Disclosing Party, either (i) promptly destroy all copies of the written Confidential Information in its or its Representatives’ possession and confirm such destruction to Disclosing Party in writing, or (ii) promptly deliver to Disclosing Party at its own expense all Confidential Information, together with any copies thereof that may have been made) in its or its Representatives’ possession. In addition, in the event of such a decision or request, all other Confidential Information prepared by Receiving Party shall be destroyed and no copy thereof shall be retained except that Receiving Party shall not be required to destroy or return any electronic copies of Confidential Information created pursuant to its standard electronic archival and back-up procedures (it being agreed that any such electronic copies shall remain subject to the confidentiality and other obligations set forth in this Memorandum of Intent). Notwithstanding the return or destruction of the Confidential Information, Receiving Party and its Representatives will continue to be bound by their obligations of confidentiality and other obligations hereunder, and all such obligations shall expressly survive the return or destruction of the Confidential Information. Any oral Confidential Information will continue to be subject to the terms of this Memorandum of Intent.

                        (f)        The Parties acknowledge that neither Disclosing Party, nor its Representatives, nor any of its or their respective officers, directors, employees, agents or controlling person within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and the Parties agree that no such person will have any liability relating to the Confidential Information or for any errors therein or omissions therefrom. The Parties further agree that Receiving Party is not entitled to rely on the accuracy or completeness of the Confidential Information and that Receiving Party will be entitled to rely solely on such representations and warranties as may be included in a Definitive Agreement signed by the Parties with respect to the Prospective Acquisition, subject to such limitations and restrictions as may be contained therein.

                        (g)        Receiving Party understands and acknowledges that Disclosing Party claims that such Confidential Information has been developed or obtained by Disclosing Party through the investment of significant time, effort and expense, and that such Confidential Information provides Disclosing Party with a significant competitive advantage in its business. Receiving Party acknowledges and agrees that due to the unique nature of Disclosing Party’s Confidential Information there may be no adequate remedy at law for any unauthorized disclosure or use by Receiving Party of any Confidential Information, or any other breach by Receiving Party hereunder, that any such breach may result in irreparable injury to Disclosing Party and that, therefore, upon any such breach or threat thereof, Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by Receiving Party of this Memorandum of Intent but shall be in addition to all other remedies available at law or equity to Disclosing Party.

                        (h)        The Parties are aware, and will advise their respective Representatives who are informed of the matters that are the subject of this Memorandum of Intent, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

            12.         Disclosure. Neither the Prospective Purchaser nor the Company shall without the prior written consent of the other, cause its directors, officers, shareholders, employees, agents, other representatives and affiliates not to, disclose to any third party the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby, the status thereof, or the existence of this Memorandum of Intent and the terms thereof, as well as all non-public communications, information, records and documents disclosed in connection herewith, unless required in connection with the Financing, or if in the opinion of such Party disclosure is required to be made by applicable law, regulation or court order, and such disclosure is made after prior consultation with the other Party.

            13.         Termination.

            Subject to the terms of this Memorandum of Intent, upon the earlier of (a) the mutual written agreement of the Parties hereto or (b) the failure by the Parties hereto to consummate the Prospective Acquisition by December 31, 2010 (the “Termination Date”), this Memorandum of Intent shall terminate and the Parties shall be released from all liabilities and obligations with respect to the subject matter hereof. Notwithstanding the foregoing, Sections 9, 11, 13, and 14 shall survive the termination or expiration of this Memorandum of Intent.

            14.         Dispute Resolution.

            In the event of any dispute arising out of or relating to this Memorandum of Intent such dispute shall be resolved exclusively by confidential binding arbitration with the New York City, New York branch of JAMS to be governed by JAMS’ commercial rules of arbitration in effect at the time of the commencement of arbitration and heard before one arbitrator. Each Party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

            15.       Name Branding.

            The Definitive Agreement will provide for the Prospective Purchaser to establish a post Closing 18 month budget allocating $1,000,000 for the continuation of the Prospective Purchaser’s name branding program and will be escrowed at closing for such purpose.

            16.       Bridge Loan. Upon execution and delivery of this Memorandum of Intent by the Parties hereto, and subject to the negotiation, execution and delivery of a loan agreement (the “Bridge Loan Agreement”) the Prospective Purchaser will lend the Company $30,000 (the “Bridge Loan”) for the purpose to maintain in good standing the Company’s mineral claims pending completion of the preliminary discussions between the Parties regarding the Prospective Acquisition. The Bridge Loan Agreement shall provide for the execution and delivery of a promissory note by the Company to reflect the Bridge Loan and shall contain such provisions as are mutually agreed to by the Parties.

            17.       Lock Up.

            The Definitive Agreement shall contain a provision or a condition precedent to the consummation of the transactions contemplated thereby that a lock-up agreement,  restricting the resale of the Purchase Consideration for a period of one year following the Closing (the “Lock-up Period”); and, the Definitive Agreement (or the “Lock-Up Agreement”, as the case may be) shall also provide that the Prospective Purchaser shall not file any registration statement during the term of the Lock-up Period with respect to the resale of the Purchase Consideration.

            18.         Counterparts.

            This Memorandum of Intent may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

19.       Construction.

Each Party agrees that it and/or its counsel has reviewed and had an opportunity to review this Memorandum of Intent and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the Memorandum of Intent or any amendments hereto.

            20.       Notices.

Any notice or other communication required or permitted hereunder shall be in writing and, unless delivery instructions are otherwise expressly set forth above herein, either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third Business Day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice) (effective  day of transmission)

If to the Borrower, at:

            Standard Gold Corp.

            c/o Strategic American Oil Corporation
            600 Leopard Street, Suite 2015

            Corpus Christi, Texas 78401

            Attention: President
            Facsimile: (604) 677-5935

If to the Prospective Purchaser, at:

            PhytoMedical Technologies, Inc.

            100 Overlook Drive, 2nd Floor

            Princeton, New Jersey, 08540

            Attention: President and Chief Executive Officer

            Facsimile: (248) 671-0315

Or, to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 20 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 20. For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or any day on which banks in the State of New York are authorized or required by federal law to be closed in New York, New York.

            21.         Governing Law.

            This Memorandum of Intent shall be governed by the laws of the State of New York, without regard to such state’s principles of conflicts of laws.

[SIGANTURES FOLLOW ON THE NEXT PAGE]

            IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Memorandum of Intent as of the date first above written.

PhytoMedical Technologies, Inc.

By:          /s/ Amit S. Dang

Title:       Chief Executive Officer and President

Standard Gold Corp.

_______________________________________

By:                  /s/Joshua Bleak

Title:                President